Exhibit 99.1

Freshpet, Inc. Prices $350 Million Convertible Senior Notes Offering

SECAUCUS, N.J.— March 15, 2023—(GLOBE NEWSWIRE)—Freshpet, Inc. (Nasdaq: FRPT) (“Freshpet” or the “Company”) today announced the pricing of its offering of $350,000,000 aggregate principal amount of 3.00% convertible senior notes due 2028 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on March 20, 2023, subject to customary closing conditions. Freshpet also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $52,500,000 principal amount of notes.

The notes will be senior, unsecured obligations of Freshpet and will accrue interest at a rate of 3.00% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023. The notes will mature on April 1, 2028, unless earlier repurchased, redeemed or converted. Before January 3, 2028, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after January 3, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Freshpet will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Freshpet’s election. The initial conversion rate is 14.3516 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $69.68 per share of common stock. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of $54.65 per share of Freshpet’s common stock on March 15, 2023. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Freshpet’s option at any time, and from time to time, on or after April 3, 2026 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Freshpet’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Freshpet to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Freshpet estimates that the net proceeds from the offering will be approximately $340.3 million (or approximately $391.4 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Freshpet intends to use approximately $57.6 million of the net proceeds to fund the cost of entering into the capped call transactions described below. Freshpet intends to use the remainder of the net proceeds from the offering for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then Freshpet intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, Freshpet entered into privately negotiated capped call transactions with one or more financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Freshpet’s common stock underlying the notes.

The capped call transactions are expected generally to reduce the potential dilution to Freshpet’s common stock upon any conversion of the notes and/or at Freshpet’s election (subject to certain conditions) offset any potential cash payments Freshpet is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes, with such reduction or offset subject to a cap. The cap price of the capped call transactions will initially be $120.23 per share, which represents a premium of 120% over the last reported sale price of Freshpet’s common stock of $54.65 per share on March 15, 2023, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Freshpet’s common stock and/or purchase shares of Freshpet’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Freshpet’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Freshpet’s common stock and/or purchasing or selling Freshpet’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes, or following Freshpet’s election to terminate any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or decrease in the market price of Freshpet’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market. Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Freshpet’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Freshpet’s business, including those described in periodic reports that Freshpet files from time to time with the SEC. Freshpet may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Freshpet does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor Contact:
ICR
Jeff Sonnek
646-277-1263
Jeff.sonnek@icrinc.com

Media Contact:
Freshpet@edelmansmithfield.com